                                                                   EXHIBIT 10.50

                       MASTER REVOLVING PROMISSORY NOTE
                       --------------------------------

$10,000,000.00                                              Birmingham, Alabama
                                                            October 24, 1995

     FOR VALUE RECEIVED, the undersigned, JUST FOR FEET, INC., an Alabama corporation (the "Borrower"), hereby promises to pay to the order of COMPASS BANK (the "Lender", or together with any subsequent assignee, transferee or holder of this Note, the "Holder"), at its office at 15 South 20th Street, Birmingham, Alabama 35233, or at such other place as Lender may direct, in lawful money of the United States of America constituting legal tender in payment of all debts and dues, public and private, the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or so much thereof as may have been advanced or re-advanced from time to time, and outstanding hereunder, together with interest thereon calculated at the rate and in the manner set forth herein (and any charges and expenses provided for under this Note), all on and in accordance with the terms and in the manner more particularly set forth below:

    1.  Revolving Line.  Borrower has applied to Lender for a revolving line of
        --------------
credit not to exceed an aggregate principal amount at any one time outstanding of TEN MILLION AND NO/100 DOLLARS ($100,000,000.00) (the "Revolving Line"), which Revolving Line is and shall be governed by this Note. Holder is willing to extend such Revolving Line to Borrower on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the forgoing, the credit to be made available hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, from the date hereof until July 1, 1996, subject to the terms and

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conditions of this Note and so long as no event of default shall have occurred hereunder, Holder shall make advances and re-advances hereunder available to Borrower which Borrower agrees to use for general corporate uses. Advances and re-advances shall be made from time to time hereunder as requested by Borrower's Authorized Agent (as defined herein) and payments shall be accepted from Borrower in accordance with and subject to provisions of this Note. The principal amount outstanding hereunder may vary from time to time by increases of up to the maximum principal amount stated above, plus accrued interest (and any other charges and expenses provided for under this Note), and decreases down to no outstanding principal or accrued interest (or any other charges or expenses provided for under this Note). In no event shall the aggregate sum of all advances for principal made by Holder at any one time outstanding hereunder collectively exceed the sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00). In no event shall Holder have any obligation to make and Borrower shall not request, any advances hereunder after the first to occur of (i) the occurrence of an event of default hereunder, or (ii) July 1, 1996.

     2.    Certain Definitions.  The following terms shall, for purposes of this
           -------------------
Note, have the following meanings:

     "Alternative Rate" shall mean a LIBOR Rate.
      -----------------

     "Authorized Agent" shall mean the President or Chief Financial Officer of
      ----------------
the Borrower or any other agent of Borrower from time to time designated by Borrower as authorized to request advances and to make the interest rate elections provided for hereunder.

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     "Business Day" shall mean any day, Monday through Friday, on which Holder
      ------------
is open for the conduct of its general banking business.

     "Compass Bank Prime", as used herein, is a reference rate established by
      ------------------
Holder for use in computing and adjusting interest, is subject to increase, decrease or change at Holder's discretion, and is only one of the reference rates or indices that Holder uses. Holder may lend to others at rates of interest at, or greater or less than, Compass Bank Prime or the rate(s) provided herein. Any change in the applicable rate under this Note resulting from a change in Compass Bank Prime shall take effect on the day of such change (provided such change shall not affect any Alternative Rate previously elected by Borrower and then in effect pursuant to the terms of this Note).

     "Election Date" shall mean, so long as Compass Bank Prime is applicable,
      -------------
any Business Day or, so long as an Alternative Rate is applicable, the last day of any period during which such Alternative Rate applies. If the last day of any period during which any Alternative Rate applies falls on a holiday, then the relevant Election Date shall be the next Business Day.

     "Election Period" shall mean the period of time for which Borrower elects
      ---------------
for any Alternative Rate, as provided in Section 5 below, to apply. Such period shall be any one of 7, 30, 60, 90, 120 or 180 days, at Borrower's option, but shall not exceed the maturity date of this Note.

     "Interest Payment Date" for such periods of time and in such portions of
      ---------------------
the principal amount hereof to which (i) Compass Bank Prime is applicable shall be the first day of each calendar month and (ii) an Alternative Rate is applicable shall be the first day

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of each month and on the expiration date of the relevant Election Period.  If any Interest Payment Date would otherwise be a day which is not a Business Day, such Interest Payment Date shall be extended to the end of the next succeeding Business Day.

     "LIBOR Rate" means, at the time of any computation required under Section
      ----------
5 below, an interest rate equal to (i) Holder's reasonable estimate of the rate at which United States dollar deposits in like amount and period requested by Borrower pursuant to Section 5 would be, at Holder's request, offered to Holder by brokers or other intermediaries trading in the London Interbank Market at approximately 11:00 A.M. (London Time), on the date on which the LIBOR Rate advance is to be made and the interest period is to apply; plus (ii) any then-applicable assessment rate required to be paid by the Holder from time to time to the Federal Deposit Insurance Corporation (or any successor) for such corporation's insuring Holder's deposits in the United States (as additional percentage points); plus (iii) one and one-half percentage points (1 1/2%).

     3.  Interest Payments and Maturity.  Interest, calculated as set forth
         ------------------------------
below, on the unpaid principal amount hereof shall be paid on each Interest Payment Date (as herein defined), beginning on November 1, 1995. The entire unpaid principal balance outstanding hereunder plus accrued interest (and any charges and expenses provided for under this Note) shall be due and payable in full on July 1, 1996, which is the maturity date of this Note, unless such amounts are due sooner pursuant to the terms of this Note.

     4. Applicable Interest Rate. The outstanding principal balance of this Note shall bear interest at a rate equal to the greater of (a) Compass Bank Prime from time to time prevailing, such rate to change as Compass Bank Prime changes, or (b) six percent (6%),

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unless Borrower elects an Alternative Rate, in which event such Alternative Rate shall apply for the period or periods specified pursuant to the provisions of
Section 5 below. Any advances of principal hereunder made during any Election Period shall bear interest at Compass Bank Prime from time to time prevailing until the next Election Date and thereafter until Borrower elects an Alternative Rate pursuant to the terms hereof. Any principal amounts outstanding hereunder after maturity shall bear interest at a rate equal to Compass Bank Prime plus two percentage points (2%), calculated in a manner set forth herein.

      5.   LIBOR Rate Alternative.  In lieu of Compass Bank Prime, Borrower may
           ----------------------
from time to time elect as the applicable interest rate for any portion (which is an integral multiple of $500,000) or all of the principal balance of this Note a rate equal to the then applicable LIBOR Rate. Such election shall be made, and the resulting interest rate determined, as follows:

      5.1 Before 11:00 A.M. (Central time) on any Election Date, an Authorized Agent shall telephone Janet Brock or Con Holland or any other officer of Holder designated to Borrower from time to time by Holder ("Bank Authorized Officer") and shall request quotations of the LIBOR Rate for the Election Period designated by Borrower for all or a portion of the principal balance then outstanding or proposed to be borrowed contemporaneously therewith hereunder (which shall be an integral multiple of $500,000) which Borrower desires to bear interest at such LIBOR Rate for such Election Period.

      5.2 Holder shall thereupon (subject to availability) give its reasonable estimate of the LIBOR Rate for funds in such face amount and maturity, as so determined, that

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shall be applicable to the principal portion hereof and the Election Period so designated by Borrower. On or before 2:00 P.M.(Central Time) on the Election Date, the Authorized Agent shall elect whether or not to accept the quoted LIBOR Rate and shall so inform the Bank Authorized Officer. If Borrower elects not to accept the quoted LIBOR Rate or fails to inform the Bank Authorized Officer of its election prior to such deadline, Compass Bank Prime shall apply until the Authorized Agent has elected an Alternative Rate in the manner set forth above at a subsequent Election Date. At the conclusion of any Election Period, the principal portion hereof theretofore bearing interest at the relevant LIBOR Rate shall revert to bearing interest at Compass Bank Prime unless an Authorized Agent has elected an Alternative Rate in the manner set forth above.

      5.3 Notwithstanding the fact that Borrower may elect to base the interest rate hereof upon the London Interbank Market, Borrower agrees that Holder shall not be required actually to obtain funds from such source at any time.

      5.4 Interest on said election shall be paid by Borrower on each respective Interest Payment Date.

      6.    360-Day Year. Irrespective of which rate is the applicable interest
            ------------
rate under this Note, interest from date on the outstanding unpaid principal balance of this Note shall be calculated by multiplying the product of the relevant principal amount and the applicable interest rate by the actual number of days elapsed, and dividing by 360.

      7.    Non-Usage Fee. In consideration of the Holder's commitment to make
            -------------
the Revolving Line available, set aside funds sufficient to make advances thereunder and incurring certain administrative expenses, Borrower agrees to and shall pay to Holder

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quarterly (or more often as may be required by the terms below), in arrears, a contingent commitment fee (calculated as set forth below on the basis of a 360-day year) beginning to accrue on the date hereof, with the payment of such fee being the first day of March, June, September, and December, beginning March 1, 1996, with a final fee payment being due on the maturity date of this Note (or an any other date when advances under the Revolving Line are terminated). Such fee shall be in an amount equal to the product of (a) 1/4 % of the average Unused Availability under the Revolving Line for the applicable quarter or portion thereof preceding the due date for the payment of such fee, and (b) the number of days elapsed since the latter of the date hereof or the date of the last such fee payment (if any), divided by 360. For purposes of this section, "Unused Availability" shall mean and refer to the amount by which $10,000,000 exceeds the average balance of Borrower's loan account for the quarters ending January 31, April 30, July 31 and October 31 of any year.

     8.  Transaction Statements.  Subject to the terms and conditions of this
         ----------------------
Note, advances shall be made at the request of the Authorized Agent. All advances, payments and appropriate entries and charges hereunder shall be recorded as debits and credits upon records maintained by Holder. On a monthly basis, Holder shall render to Borrower a statement showing all transactions during the immediately preceding month.

     9.  Prepayments.  Borrower shall not be entitled to prepay the outstanding
         -----------
principal balance of this Note, or any part thereof, bearing interest at an Alternative Rate, during any Election Period, unless due by reason of default under or maturity of this Note. It is expressly understood and agreed that Borrower shall be allowed to prepay (without

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penalty) the principal balance of this Note, or any part thereof, bearing interest at Compass Bank Prime.

     10.  Indemnity.  Borrower hereby agrees to indemnify Holder, its officers,
          ---------
employees, and agents from any cost or loss arising from their actions taken or omitted to be taken in good faith based upon communications between Borrower and Holder. The obligations of Borrower under this Section shall survive payment of this Note.

     11.  Expenses.  Holder shall be entitled to recover all expenses incurred
          --------
in collecting or attempting to collect this Note, including, without limitation, court costs and attorneys' fees. The obligations of Borrower under this Section shall survive payment of this Note.

     12.  Certain Covenants.  (a)(i)Borrower shall maintain a minimum Tangible
          -----------------
Net Worth of not less than $70,000,000 from the date hereof through October 30, 1995, and $135,000,000 at all times after October 30, 1995. (ii) Borrower shall not cause or allow its Total Debt-to-Tangible Net Worth ratio to exceed
1.0 - to - 1.0 at any time. As used in this paragraph 12(a), "Tangible Net Worth" shall mean Borrower's net worth (determined in accordance with generally accepted accounting principles) less (A) any and all loans and other advances to and investments in Borrower's affiliates, subsidiaries, owners, parent, employees, officers, shareholders, directors or other related entities, (B) notes, notes receivable, accounts, accounts receivable, intercompany receivables, and other amounts owing from Borrower's affiliates, subsidiaries, owners, parent, employees, officers, shareholders, directors or other related entities; and (C) any and all intangibles. As used in this paragraph 12(a), "Total Debt" shall mean all of Borrower's indebtedness



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and liabilities owing to Holder or to any other person or entity, howsoever and whensoever created or arising, absolute or contingent, and joint or several.

     (b) Borrower shall maintain a minimum Fixed Charge Coverage Ratio of
1.5 - to 1. Borrower's Fixed Charge Coverage Ratio shall be defined as the quotient of (I) the sum of (i) Borrower's earnings before interest expenses and taxes, plus (ii) lease expenses; divided by (II) the sum of Borrower's interest expenses plus lease expenses.

     (c) If at any time the amount outstanding under this note exceeds $10,000,000, then Borrower shall immediately remit to Holder good funds sufficient to eliminate such excess.

     (d) Borrower shall submit or cause to be submitted to Holder (i) for the first three (3) quarters during each fiscal year, Borrower's internal unaudited quarterly financial statements within forty-five (45) days after the close of each such quarter in each fiscal year including balance sheets as of the close of such period, income statements, and reconciliations of surplus for such period, prepared and analyzed in accordance with generally accepted accounting principles; (ii) Borrower's audited fiscal year-end financial statements within one hundred twenty (120) days after the close of each fiscal year, including balance sheets as of the close of such period, income statements, and reconciliations of stockholders' equity audited by an independent certified public accountant and analyzed in accordance with generally accepted accounting principles; and (iii) such other financial and related information which Holder reasonably shall request regarding Borrower when and as requested by Holder. In addition, Borrower shall notify Holder immediately in writing if any event has occurred which constitutes an event of default or

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would constitute an event of default but for the requirement that notice be given or time elapse or both, under any of Borrower's loans, notes, debentures or bonds then outstanding, accompanied by a description of the nature of such event.

        (e) Borrower shall at all times comply with all laws, ordinances, rules and regulations of any governmental authority or entity governing or affecting Borrower or any of its property, and shall immediately notify Holder of any and all actual, alleged or asserted violations of any such laws, ordinances, rules or regulations which could materially impact Borrower's ability to perform under this Note.

        (f) Promptly after the same shall have become known to Borrower, Borrower shall notify Holder in writing of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, if adversely determined, might impair the ability of Borrower to perform its obligations under this Note.

        (g) Borrower shall not (i) liquidate, discontinue or materially reduce its normal operations with intention to liquidate; or (ii) cause, allow or suffer to occur (a) the merger or consolidation of or involving Borrower with or into any corporation, partnership, or other entity, or (b) the sale, lease, transfer or other disposal of all or any substantial part of its assets.

        (h) Borrower shall pay all fees and expenses, including, without limitation, legal fees and expenses, filing fees, insurance premiums and expenses, appraisal fees, recording costs and taxes actually incurred by Holder from time to time in connection with the preparation of and closing on this Note and any related documents. Borrower shall pay to Holder on demand any and all such fees and expenses together with any and all


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fees, expenses and costs (i) of collection or (ii) otherwise incurred or paid by
Holder in amending, modifying, extending or administering this Note or the transactions contemplated hereby or in protecting or enforcing its rights upon or with respect to this Note

     (i) Borrower shall pay any and all taxes, with exception of taxes measured by income, charges and expenses of every kind or description paid or incurred by Holder under or with respect to this Note, any advances hereunder or any collateral therefor or the collection of or realization upon the same.

     13.  Representations and Warranties.  Borrower represents and warrants as
          ------------------------------
follows:

     (a) Borrower is a duly organized Alabama corporation, validly existing, and in good standing under the laws of the State of Alabama and is qualified to do business and is good standing in all other jurisdictions where such qualification is necessary. Borrower (i) has all necessary licenses and corporate powers and authority to own its assets and conduct its business as now conducted or presently proposed to be conducted; and (ii) is duly qualified and in good standing (and will remain so qualified and in good standing) in every jurisdiction in which it is or shall be doing business or in which the failure to qualify and remain in good standing would or could have an adverse effect on its business or properties.

     (b) The execution, delivery, and performance of this Note are within Borrower's corporate powers, have been duly and validly authorized and are not in contravention of the law or the terms of its charter, by-laws, or other incorporation papers, or of any

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indenture, agreement, or undertaking or any law, regulation or order to which
Borrower is a party or by which Borrower or any of its property is or may be bound. Upon execution and delivery, this Note will be a valid and binding obligation of Borrower enforceable in accordance with its terms.

     (c) Subject to any limitations stated therein or in connection therewith, all balance sheets earnings statements and other financial data which have been or may hereafter be furnished to Holder in connection herewith, do or shall fairly represent the financial condition of Borrower (or other person or entity, as applicable) as of the dates and results of operations for the periods for which the same are furnished in accordance with generally accepted accounting principles consistently applied, and all other information, reports and other papers and data furnished to Holder shall be accurate, as of the relevant date, and correct in all material respects and complete insofar as completeness may be necessary to give Holder a true and accurate knowledge of the subject matter.

     (d) Borrower's name is as set forth on the first page of this Note. Borrower will promptly advise Holder in writing of any change in Borrower's name, chief executive office or principal place of business.

     (e) Borrower is not now in default under any agreement evidencing an obligation for the payment of money, performance of a service or delivery of goods, demand for performance under which, or acceleration of the maturity of which would render Borrower insolvent or unable to meet its other debts as they become due or conduct its business as usual.

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        (f)  In the event (i) any of Borrower's warranties or representations shall prove to be false or misleading, or (ii) anyone in judicial proceedings shall assert against Holder a claim or defense arising out of any transaction between itself and Borrower, Borrower agrees to indemnify and hold Holder harmless against any liability, judgment, cost, attorneys' fees or other expense whatsoever arising therefrom.

        (g) There are no judgments, actions, suits, claims, proceedings or investigations existing, outstanding, pending, or to the best of Borrower's knowledge after due inquiry, threatened or in prospect, before any court, agency or tribunal, or governmental authority against or involving Borrower or any guarantor which do or could materially affect the ability of Borrower to perform its obligations under this Note.

        14.  Events of Default.  Upon the occurrence or existence of any one or
             ------------------
more of the following events of default:

        (a) failure by Borrower to make any payment of principal, interest or charges and expenses provided for under this Note as and when the same is due and payable;

        (b) failure by Borrower to pay or perform any other loan, indebtedness, liability or obligation to Holder as and when due;

        (c) failure by Borrower or any other person or entity to observe or comply with any covenant, obligation, agreement, term or provision contained or referenced in this Note or in any other document, agreement or instrument executed in connection with or securing this Note;

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     (d)  the occurrence or continuation of any default of event of default contained, specified or referenced in any other document, agreement or instrument executed in connection with or securing this Note;

     (e) the occurrence or continuation of any default or event of default under any of Borrower's notes, loans, debentures or bonds or related agreements with or in favor of any other creditor of or lender to Borrower;

     (f) if any warranty or representation contained herein shall prove false or misleading in any material respect or if Borrower made or makes any other material misrepresentation to Holder for the purpose of obtaining credit or any extension of credit;

     (g) Issuance by an injunction or attachment against property of, the general assignment by, judgment against or filing of petition in bankruptcy by or against Borrower; the filing of an application in any court for a receiver for Borrower; or the dissolution or liquidation of Borrower (provided, however, Borrower shall have sixty
          (60) days to have dismissed of record any involuntary bankruptcy petition filed against it); or

     (h) calling of a meeting of creditors, appointment of a committee of creditors or liquidation agents, or offering of a composition or extension to creditors by, for or of Borrower;


then, or at any time thereafter, Holder may, with or without notice to Borrower, declare this Note to be forthwith due and payable, as to principal and interest and related charges and expenses provided for under this Note, without presentment, demand, protest, or


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other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other instrument executed in connection with or securing this Note to the contrary notwithstanding.

      15.  Waivers.  With respect to the amount due under this Note and
           --------
Borrower's obligations hereunder, Borrower waives the following:

      (a) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof; and

      (b) Demand, presentment, protest, notice of protest or dishonor, notice of nonpayment, suit against any party, diligence in collection, and all other requirements necessary to charge or hold the undersigned liable on any obligations hereunder. Holder may accept partial payment, or (if this Note is hereafter secured or collateralized) release or exchange any security or any collateral without discharging or releasing any of the obligations evidenced hereby or any unreleased security or collateral.

      16.  Compliance With Laws.  It is the intention of Holder and Borrower to
           --------------------
conform strictly to any applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in this Note or any agreement entered into in connection with or as security for or guaranteeing this Note, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by Holder under this Note or under any agreement entered into in connection with or as security for this Note shall under no

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circumstances exceed the Highest Lawful Rate (as defined below), and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of Holder, be credited by Holder on the principal amount of any indebtedness owed to Holder by Borrower or refunded by Holder to Borrower, and (b) in the event that the payment of this Note is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Holder may never include more then the Highest Lawful Rate and excess interest, if any, to Holder provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of Holder, be credited by Holder on the principal amount of any indebtedness owed to Holder by Borrower or refunded by Holder to Borrower.

     "Highest Lawful Rate" means the maximum non-usurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged, or received on amounts due to Holder, under laws applicable to Holder with regard to this Note that are presently in effect or, to the extent allowed by law, under such applicable laws that allow a higher maximum non-usurious rate than applicable laws now allow.

     17.  General.  Holder shall not by any act, delay, omission or otherwise be
          -------
deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Holder. All rights and remedies of Holder under the terms of this Note, and applicable statutes or rules of law, shall be cumulative and may be exercised successively or concurrently. Borrower agrees that there are no defenses, equities or setoffs in respect to the obligations set forth herein. The obligations of

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Borrower hereunder shall be binding upon and enforceable against Borrower and its successors and assigns. Borrower agrees that this Note shall be governed by and construed under the laws of the State of Alabama (without regard to choice of law considerations), including, without limitation, applicable usury laws. This Note has been negotiated, and is being executed and delivered in the State of Alabama, or if executed elsewhere, shall become effective upon Holder's receipt and acceptance of the executed original of this Note in the State of Alabama; provided, however, that Holder shall have no obligation to give, nor shall Borrower be entitled to receive, any notice of such acceptance for this Note to become a binding obligation of Borrower. It is intended, and Borrower and Holder specifically agree, that the laws of the State of Alabama governing interest shall apply to this Note and this transaction. Notwithstanding the foregoing, nothing contained in this paragraph shall prevent Holder from bringing any action or exercising any rights against Borrower, any guarantor, any security for this Note or any of Borrower's or any guarantor's properties in any other county, state or jurisdiction. Initiating such action or proceeding or taking any such action in any other state or jurisdiction shall in no event constitute a waiver by Holder of any of the foregoing. As used herein, the terms "Borrower", "Lender", "guarantor" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. This Note is given under the seal of all parties hereto and it is intended that this Note shall constitute and have the effect of a sealed instrument according to law. Any provision in this Note which may be unenforceable or invalid under applicable law shall be ineffective to the extent of such

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unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

     18.  Failure to Pay or Borrow on Certain Dates. If any payment of any part
          -----------------------------------------
of any advances subject to the LIBOR Rate occurs on a date which is not the last day of an Election Period, or if any advance which is to be subject to any LIBOR Rate is not made on the date specified by Borrower for any reason other than the failure by Holder to make any advance (which failure to advance is not attributable to Borrower), Borrower shall upon demand by Holder indemnify Holder for all costs incurred by Holder resulting therefrom, including, without limitation, any loss in liquidating or employing deposits acquired to fund or maintain such LIBOR Rate advance.




     19.  Yield Protection.
          ----------------

     19.1 General. With respect to LIBOR Rate advances, if any future law, rule,
          -------
regulation or directive, or any future judicial or administrative interpretation of any existing law, rule, regulation or directive

     (a) subjects Holder to any tax, duty, charge or withholding on or from payments due from Borrower (excluding taxation of the overall net income of Holder or taxation which may be treated as an offset against such taxation of overall net income), or

     (b) imposes or increases any reserve, special deposit or similar requirement against Holder, or

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


     (c) imposes any other condition, the result of which is to increase the cost to Holder of making, funding or maintaining loans or reduces any amount receivable by Holder in connection with loans, or requires Holder to make any payment calculated by reference to the amount of loans held or interest received by it, then, upon demand by Holder, Borrower shall pay to Holder that portion of such increased expense incurred or reduced amount received which Holder determines is attributable to making, funding and maintaining LIBOR Rate advances hereunder. Holder promptly shall notify Borrower upon its becoming aware of any such increased expense or reduced amount received.

     19.2  Survival of Indemnity.  Determination of amounts payable under
           ---------------------
Section 18 above in connection with LIBOR Rate advances shall be calculated as though Holder funded the LIBOR Rate advances through the purchase of a deposit of the type, amount and maturity corresponding to the deposit used as a reference in determining the applicable LIBOR Rate for such advance. The amount specified in the certificate shall be payable at the end of the applicable Election Period after receipt by Borrower of the certificate. The obligations of Borrower under Sections 18 and 19 hereof shall survive payment of this Note.

     19.3  Illegality Affecting LIBOR Rate Advances.  If Holder, in its sole
           ----------------------------------------
discretion, determines that maintenance of any LIBOR Rate would violate any applicable law, rule, regulation, or directive applicable to Holder, then Holder may suspend the availability of a LIBOR Rate, including LIBOR Rate advances then outstanding, upon notice to Borrower.


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                                                          ----------------------

Such suspension of availability shall terminate the Election Period with respect to the affected advances. The applicable rate under Section 4 hereof will then apply to such affected advances.

     19.4  Availability of Interest Rate.  If Holders, in its reasonable
           ------------------------------
discretion, determines that (a) deposits of a type and maturity appropriate to match a LIBOR Rate advance are not available to it, or (b) that the LIBOR Rate does not accurately reflect the cost to Holder of making the corresponding advance, Holder may suspend the availability of the affected rate option with respect to future advances and future interest periods.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer in Alabama on this 24 day of October __, 1995.

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                                                          ----------------------

                                BORROWER:
                                ---------

Attest:                         JUST FOR FEET, INC.

By: [SIGNATURE APPEARS HERE]    By: [SIGNATURE APPEARS HERE]
    ------------------------        ------------------------
ITS:     CFO                    ITS:    CEO & PRESIDENT
    ------------------------        ------------------------

(CORPORATE SEAL)

STATE OF Alabama - State at Large
         -------

COUNTY OF Shelby
          ------

    I,  Ashley Fulford , a notary public in and for said county in said state,
        --------------
hereby certify that  Harold Ruttenberg , whose name as CEO of JUST FOR FEET,
                     -----------------                 ---
INC., a corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand and official seal this the 24 day of October __, 1995.
                                                    --

                                           [SIGNATURE APPEARS HERE]
                                         -----------------------------
[NOTARIAL SEAL]                          Notary Public
                                         My Commission Expires: 3/4/98
                                                                ------

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